UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2010

Date of Report
(Date of earliest event reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	52-2137517
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Oude Vest 4
4811 BD Breda
The Netherlands

(Address of principal executive offices)

Registrant's telephone number, including area code  011-31-630-048-023
N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant’s Business and Operations

Item 1.01 Entry into a Material Agreement

Teleconnect Inc. (the “Company”) has signed a Letter of Intent to acquire 100% of Hollandsche Exploitatie Maatschappij BV (HEM) in The Netherlands. HEM, established in 2007, developed the very effective age validation system ‘Ageviewers’.

The business of age validation is at the core of Teleconnect’s new strategic direction. Both existing subsidiaries of the Company, Photowizz and Giga Matrix, are expected to fulfill an eminent function in the chain of supply of Teleconnect’s new service offering. The purchase of HEM is subject to due diligence by the Company as well as shareholders’ approval.

Teleconnect and HEM will work in good faith to define and formalize a binding agreement whereby Teleconnect will purchase HEM for a value equivalent of 12% of the outstanding shares – post emission – of Teleconnect, payable in cash or in common shares of the Company or combination thereof.

Exhibit 99	Copy of Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010

Teleconnect Inc.
/s/ Dirk L. Benschop
Dirk L. Benschop, President